UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 2, 2010

Z TRIM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)
Registrant’s telephone number, including area code:  (847) 549-6002
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on December 2, 2010, the total number of shares represented in person or by proxy was 4,554,593 of the 8,133,650 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
The following matters were voted upon at the Annual Meeting:

1.     Election of Directors:  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Shareholders in 2011 or until their successors are elected and qualified.
The votes cast were as follows:
Director Nominee		Number of Votes (cumulative)		Broker Non Votes
	Votes For	Withheld	Abstentions
Steven J. Cohen	1,742,105	42,135
Morris Garfinkle	1,673,991	110,249
Brian S. Israel	1,742,507	41,733
Mark Hershhorn	1,742,530	41,710
Edward Smith III	1,742,481	41,759
				2,559,086

2.     Ratification of Independent Registered Accounting Firm:  The shareholders voted to ratify the appointment of M&K CPAs, LLC, as the Company’s independent registered accounting firm for the fiscal year 2011.  The shareholder vote as to this matter was as follows:
4,297,519 votes for	26,989 votes against	18,818 abstentions

Item 7.01. Regulation FD.

 On December 2, 2010, Z Trim Holdings Inc.  issued a press release record sales during the months of September, October and November, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.
 (a) Not applicable.
 (b) Not applicable.
 (c) Not applicable.
 (d) Exhibits

99.1
Press release of Z Trim Holdings, Inc. dated December 2, 2010, announcing record production in September , October and November. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

December 6, 2010	By: /s/ Steven J. Cohen
Steven J. Cohen
President